UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, Ceridian HCM Holding Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Jeremy R. Johnson, age 40, to serve as principal financial officer of the Company through his appointment as Executive Vice President, Chief Financial Officer of the Company, effective January 1, 2024, the first day of his employment with Ceridian HCM, Inc., a subsidiary of the Company (“Ceridian HCM”).

Since September 2021, Mr. Johnson has held the position of Chief Financial Officer for SmartRecruiters, Inc., a recruiting software company (“SmartRecruiters”). In addition to his role as Chief Financial Officer, for the period August 2022 to April 2023, Mr. Johnson also served as interim Chief Executive Officer for SmartRecruiters. Prior to that, Mr. Johnson held the position of Senior Vice President, Financial Planning & Analysis and Investor Relations at Ceridian HCM from December 2020 to August 2021. In addition, he served as Vice President, Finance from December 2016 to December 2020 at Ceridian HCM. Mr. Johnson is a certified public accountant.

In connection with his appointment, Mr. Johnson entered into an employment agreement with Ceridian HCM setting forth the terms of Mr. Johnson’s employment and compensation arrangement. Pursuant to his employment agreement, Mr. Johnson will be paid an annual base salary of $600,000, and he is eligible to participate in the Company’s variable incentive plan on the same terms as similarly situated executives and with a target annual payout based upon 60% of his annual base salary and in the Company’s other benefit programs as made available to executives of the Company. In addition, pursuant to his employment agreement and following commencement of his employment, the Board approved that Mr. Johnson will be (i) paid a one-time cash signing bonus in the amount of $250,000, and (ii) granted annual long-term equity compensation in 2024 at the same time and in the same form as other similarly situated executives with a value of $2,875,000 under the terms of the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan, as may be amended from time to time (the “2018 Plan”).

Mr. Johnson’s employment agreement provides that he will be eligible to participate in the Company’s long-term equity incentive plan beginning in 2024 under the 2018 Plan. Further, his employment agreement provides that if his employment is terminated without Cause or for Good Reason (as such terms are defined in his employment agreement), he will receive (i) cash payments equal to twelve months of total compensation (base salary plus incentive payment at target) in substantially equal installments, (ii) reasonable executive outplacement services, and (iii) COBRA continuation of healthcare coverage based on his termination date for up to twelve months following his termination of employment. In addition, Mr. Johnson’s employment agreement provides that if his employment is terminated due to death or Disability (as such term is defined in his employment agreement), he would receive a pro-rated portion of the variable incentive plan payment that he would have been entitled to receive for the fiscal year in which his death or Disability occurs had he remained continuously employed for the full fiscal year. Mr. Johnson’s employment agreement also includes non-compete, non-recruitment, and non-disparagement provisions.

The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Johnson has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

As a result of the appointment of Mr. Johnson as detailed above, Noémie C. Heuland will cease serving as Executive Vice President, Chief Financial Officer of the Company after December 31, 2023. To assist with Mr. Johnson’s transition, Ms. Heuland has entered into a consulting agreement with the Company and Ceridian HCM in order to provide consulting services as may be requested from time to time by the Company or Ceridian HCM at a rate not to exceed $2,300 per day for the period January 1, 2024 until March 1, 2024. The foregoing summary of the consulting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the consulting agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 4, 2023, the Company issued a press release announcing Mr. Johnson’s appointment as Executive Vice President, Chief Financial Officer of the Company effective January 1, 2024, the first day of his employment with Ceridian HCM. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished as part of this report.

Exhibit No.	Description of Exhibit
10.1*+	Employment Agreement, dated December 1, 2023, between Ceridian HCM, Inc. and Jeremy R. Johnson
10.2*	Consulting Agreement, dated December 1, 2023, among Ceridian HCM Holding Inc., Ceridian HCM, Inc. and Noémie C. Heuland
99.1^	Press Release dated as of December 4, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*Filed herewith.

^Furnished herewith.

+ Confidential portions of this exhibit have been redacted in compliance with Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: December 4, 2023